As filed with the Securities and Exchange Commission on March 2, 2012.

Registration Nos. 333-

333-             -01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CenturyLink, Inc. (Exact name of registrant as specified in its charter)	Qwest Corporation (Exact name of registrant as specified in its charter)

Louisiana	Colorado
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

72-0651161	84-0273800
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

100 CenturyLink Drive	100 CenturyLink Drive
Monroe, Louisiana 71203	Monroe, Louisiana 71203
(318) 388-9000	(318) 388-9000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stacey W. Goff

Executive Vice President, General Counsel and Secretary

CenturyLink, Inc.

100 CenturyLink Drive

Monroe, Louisiana 71203

(318) 388-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Kenneth J. Najder

Jones, Walker, Waechter,

Poitevent, Carrère & Denègre, L.L.P.

201 St. Charles Avenue, 51st Floor

New Orleans, Louisiana 70170-5100

(504) 582-8000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

CENTURYLINK, INC.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

QWEST CORPORATION

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Senior or Subordinated Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Warrants, and Units of CenturyLink, Inc.		(1)
Senior Debt Securities of Qwest Corporation.

(1)	An indeterminate aggregate initial offering price or number of each identified class of securities is being registered hereunder. These securities may from time to time be issued at indeterminate prices, either separately, together or in combination with other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) promulgated under the Securities Act of 1933, the registrants are deferring payment of all of the registration fee.

PROSPECTUS

CENTURYLINK, INC.

DEBT SECURITIES

PREFERRED STOCK

DEPOSITARY SHARES

COMMON STOCK

WARRANTS

UNITS

QWEST CORPORATION

DEBT SECURITIES

CenturyLink, Inc. may offer and sell the following securities, from time to time, in one or more offerings and series, either separately, together or in combination with other such securities:

•	Unsecured senior or subordinated debt securities

•	Preferred stock

•	Depositary shares representing fractional interests in our preferred stock

•	Common stock

•	Warrants to purchase debt securities, preferred stock, depositary shares or common stock

•	Units consisting of certain specified securities.

Qwest Corporation may offer and sell unsecured senior debt securities, from time to time, in one or more offerings and series.

When we offer securities we will provide you with a prospectus supplement describing the specific terms of the securities, including the offering price. You should carefully read this prospectus and the prospectus supplements relating to the specific issue of securities before you decide to invest in any of these securities. A prospectus supplement may also update or change information contained in this prospectus.

CenturyLink’s common stock trades on the New York Stock Exchange under the symbol “CTL.”

Investing in these securities involves certain risks, including those referenced under the heading “Risk Factors ” on page 2 of this prospectus. You should consider the risk factors described in any accompanying prospectus supplement and any documents incorporated by reference herein or therein before investing in any securities offered hereunder.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 2, 2012.

You should rely only on the information contained in or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission, or the SEC. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. The information contained in our website, www.centurylink.com, is not a part of this prospectus, any prospectus supplement or any free writing prospectus.

  Unless otherwise provided in this prospectus or the context requires otherwise:

•	“we,” “us” and “our” refer either to CenturyLink or QC, in its capacity as an issuer of the securities offered hereunder;

•

“CenturyLink” refers to CenturyLink, Inc. and not any of its subsidiaries (except in connection with the description of its business under the headings “The Companies – CenturyLink” and “Cautionary Statement Regarding Forward-Looking Statements”, where such term refers to the consolidated operations of CenturyLink and its subsidiaries);

•

“QC” refers to Qwest Corporation and not any of its subsidiaries (except in connection with the description of its business under the heading “The Companies – QC”, where such term refers to the consolidated operations of QC and its subsidiaries);

•	“Embarq” refers to Embarq Corporation and its subsidiaries, which CenturyLink acquired on July 1, 2009;

•	“Qwest” refers to Qwest Communications International Inc. and its subsidiaries (including QC), which CenturyLink acquired on April 1, 2011;

•	“Savvis” refers to SAVVIS, Inc. and its subsidiaries, which CenturyLink acquired on July 15, 2011; and

•	“securities” refers to any security that we might sell under this prospectus or any prospectus supplement.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time over the next three years, sell any of the securities described in this prospectus in one or more offerings.

This prospectus contains a general summary of the debt securities, preferred stock, depositary shares, common stock, warrants and units that CenturyLink may offer from time to time, and the debt securities that QC may offer from time to time. These summaries are not meant to be a complete description of such securities. We plan to describe the particular terms of any such offered securities in a prospectus supplement, which may update or change information contained in this prospectus concerning the offered securities, our business or other matters. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

Any securities of CenturyLink sold hereunder will not be obligations of, or guaranteed by, any other person, including QC, and any securities of QC sold hereunder will not be obligations of, or guaranteed by, any other person, including CenturyLink.

Any of the CenturyLink securities described herein and in a prospectus supplement may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

THE COMPANIES

CenturyLink

CenturyLink is an integrated communications company engaged primarily in providing an array of communications services to our residential, business, governmental and wholesale customers. CenturyLink’s communications services include local and long-distance, network and public access, private line (including special access), broadband, data, managed hosting (including cloud hosting), colocation, and video services. In certain local and regional markets, CenturyLink also provides local access and fiber transport services to competitive local exchange carriers, and security monitoring.

As of December 31, 2011, CenturyLink operated in 37 states approximately 14.6 million access lines, which are telephone lines reaching from the customers’ premises to a connection with the public switched telephone network. CenturyLink also served approximately 5.6 million broadband subscribers as of December 31, 2011.

QC

QC is an integrated communications company engaged primarily in providing an array of communications services to its residential, business, governmental and wholesale customers, including local voice, network access, private line (including special access), broadband, data and video services. In certain local and regional markets, QC also provides fiber transport and other telecommunications services to competitive local exchange carriers. As of December 31, 2011, QC operated approximately 8.5 million access lines in 14 states principally in the western United States, and served approximately 3.1 million broadband subscribers.

Since CenturyLink’s acquisition of Qwest on April 1, 2011, QC has operated as an indirect wholly owned subsidiary of CenturyLink.

The principal executive offices of CenturyLink and QC are located at 100 CenturyLink Drive, Monroe, Louisiana 71203, and the telephone number is (318) 388-9000.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risks described in our respective SEC filings referred to under the heading “Where You Can Find More Information,” including the risk factors incorporated by reference herein from our respective most recently-filed Annual Reports on Form 10-K, as updated by any other reports and documents that we file with the SEC after the date of such annual reports. In addition, any accompanying prospectus supplement may include a discussion of any risk factors or other special considerations applicable to the securities being offered thereby.

WHERE YOU CAN FIND MORE INFORMATION

CenturyLink files annual, quarterly and current reports, proxy statements and other information with the SEC. QC also files annual, quarterly and current reports with the SEC. You may read and copy this information at the Public Reference Room of the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the SEC at the above address, at prescribed rates. In addition, the SEC maintains an Internet site at www.sec.gov, from which interested persons can electronically access the registration statement of which this prospectus forms a part, including the exhibits thereto, as well as reports, proxy and information statements and other information about CenturyLink and QC. In addition, CenturyLink’s common stock is listed and traded on the New York Stock Exchange, or NYSE, and you may obtain similar information about CenturyLink at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring to documents on file with the SEC. The information incorporated by reference is considered a part of this prospectus (except for any information that is superseded by information included directly in this prospectus), and information that we file later with the SEC will automatically update and supersede this information. In the event of conflicting information in these documents, the information in the latest filed documents should be considered correct. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act, prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating by reference any documents, portions of documents, or other information deemed to have been furnished and not filed in accordance with SEC rules:

CenturyLink Filings	Period or Date Filed

Annual Report on Form 10-K	Fiscal year ended December 31, 2011

Current Reports on Form 8-K	Filed on February 15, 2012 and March 2, 2012.

Proxy Statement on Schedule 14A	Filed on April 6, 2011, as amended April 6, 2011 (which contains information that has been updated by the Current Report on Form 8-K filed on July 15, 2011 with respect to the appointment of James E. Ousley as an executive officer of CenturyLink, which is incorporated by reference into this prospectus).

Description of CenturyLink’s Common Stock on Form 8-A/A	Filed on July 1, 2009

QC Filings	Period or Date Filed

Annual Report on Form 10-K	Fiscal year ended December 31, 2011

At your request, we will provide you with a free copy of any of these filings (except for exhibits, unless the exhibits are specifically incorporated by reference into the filing). You may request copies by writing us at 100 CenturyLink Drive, Monroe, Louisiana 71203, Attention: Stacey W. Goff, or by telephoning us at (318) 388-9000.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain non-historical statements made in this prospectus and the documents incorporated herein by reference are intended to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical fact, such as statements regarding our anticipated performance, prospects, financial plans, business plans, indebtedness, pension obligations, integration initiatives, and general economic and business conditions. Words such as “anticipates,” “may,” “can,” “plans,” “feels,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “should,” “to be” and similar expressions are intended to identify forward-looking statements.

Our forward-looking statements are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change; the effects of ongoing changes in the regulation of the communications industry (including those arising out of the Federal Communication Commission’s October 27, 2011 order regarding intercarrier compensation and the universal service fund); our ability to effectively adjust to changes in the communications industry and changes in the composition of our markets and product mix caused by our recent acquisitions of Savvis, Qwest and Embarq; our ability to successfully integrate the operations of Savvis, Qwest and Embarq into our operations, including the possibility that the anticipated benefits from these acquisitions cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; our ability to use net operating loss carryovers of Qwest in projected amounts; the effects of changes in our assignment of the Savvis or Qwest purchase price to identifiable assets or liabilities after the date hereof; our ability to effectively manage our expansion opportunities, including retaining and hiring key personnel; possible changes in the demand for, or pricing of, our products and services; our ability to successfully introduce new product or service offerings on a timely and cost-effective basis; our continued access to credit markets on favorable terms; our ability to collect our receivables from financially troubled communications companies; any adverse developments in legal proceedings involving us; our ability to pay a $2.90 per common share dividend annually, which may be affected by changes in our cash requirements, capital spending plans, cash flows or financial position; unanticipated increases or other changes in our future cash requirements, whether caused by unanticipated increases in capital expenditures, increases in pension funding requirements or otherwise; our ability to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; the effects of adverse weather; other risks referenced from time to time in this prospectus or other of our filings with the SEC; and the effects of more general factors such as changes in interest rates, in tax rates, in accounting policies or practices, in operating, medical, pension or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy. These and other uncertainties are described in greater detail in Item 1A of our respective most recently-filed Annual Reports on Form 10-K , incorporated by reference into this prospectus, as updated by any other reports and documents that we file with the SEC after the date of such annual reports.

You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors. Similarly, we cannot predict the impact of each such factor on our business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements. You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to update any of our forward-looking statements for any reason.

USE OF PROCEEDS

Unless otherwise indicated in any prospectus supplement, the net proceeds from any sale of the securities described herein will be used for general corporate purposes, including repayment of borrowings, capital expenditures, working capital, acquisitions, pension plan contributions, and redemption or repurchase of equity or debt securities. The net proceeds may be temporarily invested or applied to repay short-term or revolving debt prior to use.

RATIO OF EARNINGS TO FIXED CHARGES

General

The following tables set forth the unaudited ratio of earnings to fixed charges on a consolidated basis for the periods and issuers indicated. For purposes of the ratios presented below, (i) earnings include income before income tax expense before adjustment for income or loss from equity investees, fixed charges, amortization of capitalized interest, and distributed income of equity investees, net of interest capitalized and preferred stock dividend requirements, and (ii) fixed charges include interest expensed and capitalized, amortized premiums, discounts and capitalized expenses relating to indebtedness, an estimate of interest included as rental expense, and, with respect to CenturyLink only, preferred stock dividend requirements. We have assumed that CenturyLink’s preferred stock dividend requirements were equal to the pre-tax earnings that would be required to fund those dividend requirements. We computed those pre-tax earnings using actual tax rates for each year.

CenturyLink

The table below sets forth CenturyLink’s ratio of consolidated earnings to fixed charges for each of the years in the five-year period ended December 31, 2011, which ratios are based on CenturyLink’s historical consolidated financial statements incorporated by reference herein without giving effect to the Qwest acquisition for any period prior to April 1, 2011 or the Savvis acquisition for any period prior to July 15, 2011. Due to the immaterial amount of CenturyLink preferred stock outstanding, the ratio of consolidated earnings to fixed charges presented below does not differ materially from the ratio of consolidated earnings to fixed charges and preferred stock dividends for any of the periods reflected below.

	Year Ended December 31,
	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	1.8	3.5	2.9	3.5	3.5

The table below sets forth CenturyLink’s pro forma combined ratio of consolidated earnings to fixed charges for the year ended December 31, 2011, which ratio is based on CenturyLink’s pro forma combined condensed financial information incorporated by reference herein and gives effect to the acquisitions of Qwest and Savvis as if they had occurred on January 1, 2011. The pro forma combined ratio of consolidated earnings to fixed charges is presented for comparative purposes only and is not intended to be indicative of actual results had the Qwest acquisition occurred as of such date, nor does it purport to indicate results that may be attained in the future. Due to the immaterial amount of CenturyLink preferred stock outstanding, the pro forma combined ratio of consolidated earnings to fixed charges presented below does not differ materially from the pro forma combined ratio of consolidated earnings to fixed charges and preferred stock dividends for the period reflected below.

Year Ended December 31, 2011
Pro forma combined ratio of earnings to fixed charges	1.7

QC

The table below sets forth QC’s ratio of consolidated earnings to fixed charges for the “Successor” and “Predecessor” periods, as described below. As a result of CenturyLink’s April 1, 2011 acquisition of Qwest, QC became an indirect wholly-owned subsidiary of CenturyLink. In accordance with applicable SEC rules, CenturyLink has elected to “push down” its accounting of the Qwest acquisition to QC’s consolidated financial statements. Consequently, even though the acquisition did not change CenturyLink’s status as a distinct and continuing legal entity, QC’s ratio of consolidated earnings to fixed charges for the nine-month period after the acquisition (referred to below as the “Successor” period) is presented on a different cost basis than, and is therefore not comparable to, QC’s ratio of consolidated earnings to fixed charges for the periods before the acquisition (referred to below as the “Predecessor” periods). The ratios are based on QC’s historical consolidated financial statements incorporated by reference herein.

	Successor	Predecessor
	Nine Months Ended December 31, 2011	Three Months Ended March 31, 2011
			Years ended December 31,
			2010	2009	2008	2007
Ratio of earnings to fixed charges	3.6	3.9	3.7	3.7	4.4	4.6

DESCRIPTION OF CAPITAL STOCK OF CENTURYLINK

The following summary of the terms of CenturyLink’s capital stock is not meant to be complete and is qualified by reference to the relevant provisions of the Louisiana Business Corporation Law and CenturyLink’s articles of incorporation and bylaws. Copies of CenturyLink’s articles of incorporation and bylaws are incorporated herein by reference and will be sent to you at no charge upon request, as provided under the heading “Where You Can Find More Information.”

Authorized Capital Stock

CenturyLink is currently authorized under its articles of incorporation to issue an aggregate of 802 million shares of capital stock, consisting of 800 million shares of common stock, $1.00 par value per share, and two million shares of preferred stock, $25.00 par value per share.

As of December 31, 2011, 618,514,334 shares of CenturyLink’s common stock were outstanding. CenturyLink’s common stock is listed for trading on the New York Stock Exchange. As of December 31, 2011, 9,434 shares of preferred stock were outstanding.

Description of Common Stock

We may issue, separately or together with or upon conversion of or exchange for other securities, common stock, all as set forth in the applicable prospectus supplement.

Voting Rights. Under our articles of incorporation, each share of its common stock entitles the holder thereof to one vote per share on all matters duly submitted to shareholders for their vote or consent. Holders of our stock do not have cumulative voting rights. As a result, the holders of more than 50% of the voting power are able to elect all of the directors.

Dividends. Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors, out of funds legally available therefor, subject to the preferences applicable to any outstanding preferred stock. Our ability to pay dividends depends primarily upon the ability of our subsidiaries to pay dividends or otherwise transfer funds to us. Certain of our subsidiaries’ loan agreements contain various restrictions on the transfer of funds to us, including certain provisions that restrict the amount of dividends that may be paid to us.

Other Rights and Provisions. In the event we liquidate, dissolve or wind up our affairs, holders of our common stock are entitled to receive ratably all of our assets remaining after satisfying the preferences of our creditors and the holders of any outstanding preferred stock. Our common stock is not redeemable and has no subscription, conversion or preemptive rights. All of our outstanding shares of common stock have been fully paid and are non-assessable.

Certain Provisions Affecting Takeovers

Our articles of incorporation and bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and that may have the effect of delaying, deferring or preventing a future takeover or change in control of CenturyLink unless the takeover or change of control is approved by our board of directors. Such provisions may also render more difficult the removal of our directors or officers. Certain of our agreements and certain provisions of applicable law may have similar effects.

Board Structure. Currently, our articles of incorporation provide for three classes of directors serving staggered three-year terms, all of whom are elected pursuant to our bylaws by a majority vote of shareholders. Subject to the receipt of all required corporate authorizations, we plan to amend our articles of incorporation in May 2012 to provide for the annual election of directors. Under our articles of incorporation, directors can be removed from office only for cause and generally only by the affirmative vote of both the holders of a majority of the total voting power, voting together as a single class, and, at any time that there is a related person (as defined in the articles), the holders of a majority of the votes entitled to be cast by all shareholders other than the related person, voting as a separate group.

Limits on Shareholder Actions. Our articles of incorporation provide that shareholder action may be taken only at an annual or special meeting of shareholders, and may not be taken by written consent of the shareholders. This provision prevents consent solicitations by persons desiring to acquire us or change the composition of our board of directors. In addition, our articles of incorporation provide that shareholders may call a special meeting of shareholders only if they hold at least a majority of our total voting power.

Fair Price Provisions. Our articles of incorporation contain provisions designed to provide safeguards for our shareholders when certain current or former beneficial holders of our stock, which we sometimes refer to as related persons, attempt to effect a business combination with us. In general, subject to various exceptions, a business combination between CenturyLink and a related person must be approved by:

•	a majority of CenturyLink’s directors

•	a majority of CenturyLink’s continuing directors (as defined in CenturyLink’s articles)

•	80% of the total voting power of all shareholders, and

•	two-thirds of the total voting power of shareholders, other than the related person, present or represented at the shareholders’ meeting, voting as a separate group.

Evaluation of Tender Offers. Our board of directors is required by our articles of incorporation, and expressly permitted by Louisiana law, to consider various factors when evaluating a business combination, tender or exchange offer, or a proposal by another person to make a tender or exchange offer, including the social and economic effects of the transaction on CenturyLink and its subsidiaries, as well as on our respective employees, customers, creditors, and other elements of the communities in which we operate or are located.

Advance Notice. Our bylaws establish an advance notice procedure with regard to the nomination, other than by or at the direction of our board of directors, of candidates for election as directors and with regard to other matters to be brought before a meeting of our shareholders. Our bylaws provide that any shareholder of record entitled to vote thereon may nominate one or more persons for election as directors and properly bring other matters before a meeting of the shareholders only if written notice has been received by the secretary of CenturyLink, in the event of an annual meeting of shareholders, not more than 180 days and not less than 90 days in advance of the first anniversary of the preceding year’s annual meeting of shareholders or, in the event of a special meeting of shareholders or annual meeting scheduled to be held either 30 days earlier or later than such anniversary date, within 15 days of the earlier of the date on which notice of such meeting is first mailed to shareholders or public disclosure of the meeting date is made. In addition, the notice must contain certain specified information concerning, among other things, the person to be nominated or the matter to be brought before the meeting and concerning the shareholder submitting the proposal.

Amendment of CenturyLink’s Articles of Incorporation and Bylaws. Various provisions of our articles of incorporation, including the fair price provisions and those provisions limiting the ability of shareholders to act by written consent, may not be amended except upon the affirmative vote of both:

•	80% of the total voting power of all shareholders, and

•	two-thirds of the total voting power of shareholders, other than a related person, present or represented at a shareholders’ meeting, voting as a separate group.

Our bylaws may be adopted, amended, or repealed and new bylaws may be adopted by either:

•	a majority of our directors and a majority of our continuing directors, voting as a separate group, or

•

the holders of at least 80% of the total voting power of all shareholders and two-thirds of the total voting power of shareholders, other than the related person, present or duly represented at a shareholders’ meeting, voting as a separate group.

Other. For additional information about these and other provisions of our organizational documents and applicable laws that could have an effect of delaying, deferring, discouraging or preventing a change in control of CenturyLink, you should refer to our registration statement relating to our common stock, as amended and restated on Form 8-A/A, which is incorporated by reference herein. See “Where You Can Find More Information.”

Listing

CenturyLink’s common stock trades on the NYSE under the symbol “CTL.”

Description of Preferred Stock

CenturyLink may issue hereunder preferred stock in one or more series on terms to be described in the applicable prospectus supplement. The specific description of any particular series of preferred stock in the applicable prospectus supplement will not be complete. You should refer to the applicable provisions in our articles of incorporation, our bylaws and the articles of amendment relating to each series of preferred stock, all of which we have filed or will file with the SEC, as well as the relevant provisions of the Louisiana Business Corporation Law.

General. Our articles of incorporation authorize the board of directors to issue from time to time, without shareholder approval, shares of preferred stock in one or more series. The rights, preferences, designation and size of each series will be described in an amendment to our articles of incorporation. A prospectus supplement relating to each series will specify the terms of the preferred stock as determined by our board of directors, including the following:

•	the specific designation, number of shares, rank and purchase price

•	any per share liquidation preference

•	any redemption, payment or sinking fund provisions

•	any dividend rates (fixed or variable) and the dates on which any dividends will be payable (or the method by which the rates or dates will be determined)

•	any voting rights

•	the methods by which amounts payable in respect of the preferred stock may be calculated

•	information with respect to any book-entry procedures

•	whether the preferred stock will be listed on a national securities exchange

•

whether the preferred stock is convertible or exchangeable and, if so, a description of (i) the securities into which the preferred stock is convertible or exchangeable, (ii) the terms and conditions upon which conversions or exchanges may be effected, including the initial conversion or exchange prices or ratios, and (iii) any other related provisions

•	a description of any material United States federal income tax consequences relating to the series

•	the place or places where dividends and other payments on the preferred stock will be payable

•	any additional voting, dividend, liquidation, redemption, sinking fund or other rights, preferences, qualifications, limitations and restrictions.

Unless the applicable prospectus supplement states otherwise, the preferred stock will not have preemptive rights. Neither the par value nor the liquidation preference of the preferred stock is indicative of the price at which the preferred stock may actually trade on or after the date of issuance. Unless the applicable prospectus supplement states otherwise, there will be no restriction on our ability to repurchase or redeem preferred stock while there is any arrearage in payment of dividends or sinking fund installments.

Our rights and the rights of holders of any preferred stock issued by us to participate in the distribution of assets of any subsidiary of CenturyLink upon its liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors and preferred shareholders, except to the extent we ourselves are a creditor with recognized claims against the subsidiary or a holder of preferred stock of the subsidiary.

Although it has no present intention to do so, our board of directors could authorize CenturyLink to issue preferred stock with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of our common stock or other series of preferred stock. Also, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control.

Outstanding Preferred Stock. As of December 31, 2011, CenturyLink had outstanding 9,434 shares of 5% Cumulative Convertible Series L Preferred Stock. At such time, such shares were convertible into a total of approximately 12,864 shares of CenturyLink common stock. Each share of Series L Preferred Stock entitles the holder thereof to one vote on all matters duly submitted to a vote of shareholders. The holder of each share of Series L Preferred Stock is entitled to receive an annual cash dividend of $1.25, payable in quarterly installments. Dividends on Series L Preferred Stock are cumulative and dividends cannot be paid with respect to common stock unless all cumulative dividends on all shares of Series L Preferred Stock shall have been paid. In the event we liquidate, dissolve or wind up our affairs, the holders of Series L Preferred Stock are entitled to receive, equally and ratably with all other holders of preferred stock of equal rank, $25.00 per share plus accrued and unpaid dividends, before any payment is made to holders of common stock. Each share of Series L Preferred Stock is convertible, at the option of the holder, into the number of shares of common stock derived by dividing $25.00 by the “conversion price” (which, as of the date of this prospectus, is approximately $18.33, as adjusted).

DESCRIPTION OF DEBT SECURITIES OF CENTURYLINK

The following description of the terms of CenturyLink’s debt securities that may be issued under this prospectus contains certain general terms that may apply to such securities. The specific terms of any of CenturyLink’s debt securities will be described in one or more prospectus supplements relating to those debt securities.

CenturyLink may periodically issue senior debt securities in one or more series under an indenture, dated as of March 31, 1994, between it and Regions Bank (as successor-in-interest to First American Bank & Trust of Louisiana and Regions Bank of Louisiana), as trustee, as supplemented through the date hereof. We refer to this indenture in this section as the senior indenture. CenturyLink may also periodically issue subordinated debt securities in one or more series under a subordinated indenture to be entered into between it and a bank or trust company selected by it to act as trustee. We refer to this indenture in this section as the subordinated indenture. Together, the senior indenture and the subordinated indenture are referred to in this section as the indentures. The trustees under the indentures are sometimes collectively referred to in this section as the trustees.

The particular terms of each series of debt securities issued under the indentures will be set forth in a resolution of a committee of our board of directors specifically authorizing that series, or in one or more supplemental indentures or other instruments under the applicable indenture. The following summary is not complete and is subject to the provisions of, and is qualified in its entirety by express reference to, the indentures and the applicable resolutions, supplemental indentures or other instruments specifying the particular terms of any such series. We have filed a copy of the senior indenture and a form of the subordinated indenture as exhibits to the registration statement of which this prospectus forms a part, and suggest that you review these carefully.

There is no requirement under the senior indenture, nor will there be any such requirement under the subordinated indenture, that our future issuances of debt securities be issued exclusively under either indenture, and we will be free to employ other indentures or documentation containing provisions different from those included in either of the indentures or applicable to one or more issuances of debt securities hereunder in connection with any future issuances of other debt securities. The senior indenture provides, and the subordinated indenture will provide, that the applicable debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series of senior or subordinated debt securities without the consent of the holders of that series, for additional issuances of securities of that series.

Unless otherwise indicated, each reference italicized in parentheses below or in any prospectus supplement applies to section numbers in the applicable indenture and each capitalized term not otherwise defined herein has the meaning assigned to it in the applicable indenture.

General

The debt securities issued under the indentures will be general unsecured obligations of CenturyLink. Senior debt securities will rank senior to any of our future subordinated debt and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated debt. Subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our senior debt as described in the applicable prospectus supplement. See “- Subordinated Debt Securities.” The indentures do not limit the aggregate principal amount of debt securities that we may issue thereunder. As of December 31, 2011, we had (1) approximately $4.5 billion aggregate principal amount of unsecured senior debt securities outstanding under the senior indenture and (2) no subordinated debt outstanding.

As a holding company, substantially all of our income and operating cash flow is dependent upon the earnings of our subsidiaries and the distribution of those earnings to, or upon loans or other payments of funds by those subsidiaries to, us. As a result, we rely upon our subsidiaries to generate the funds necessary to meet our obligations, including the payment of principal and interest on any debt securities that may be issued hereunder. Our subsidiaries (including QC) are separate and distinct legal entities and have no obligation to pay any amounts due pursuant to our debt securities or, subject to limited exceptions for tax sharing purposes, to make any funds available to us to repay our obligations, whether by dividends, loans or other payments. Certain of our subsidiaries’ loan agreements may contain various restrictions on the transfer of funds to us, including certain provisions that restrict the amount of dividends that may be paid to us. Moreover, our rights to receive assets of any subsidiary upon its liquidation or reorganization (and the ability of holders of our debt securities to benefit indirectly therefrom) will be effectively subordinated to the claims of creditors of that subsidiary, including trade creditors. As of December 31, 2011, the aggregate principal amount of long-term debt of our subsidiaries (excluding long-term debt classified as “Capital leases and other”) was approximately $16.1 billion.

Unless we state otherwise below or in any prospectus supplement, neither of the indentures nor the debt securities to be offered thereby (1) limit the amount of secured or unsecured indebtedness that we or any of our subsidiaries may issue or incur, (2) restrict our ability to pay dividends or sell or transfer our assets or (3) contain provisions that would afford debt holders protection in the event of a change in control, highly leveraged transaction, recapitalization or similar transaction involving CenturyLink, any of which could adversely affect holders of our debt securities.

If we sell any series of debt securities under the indentures, each related prospectus supplement will describe the terms of the series, including some or all of the following:

•	the title and ranking of the series, including a description of any applicable subordination provisions

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part

•	our net proceeds from the sale thereof

•	the price or prices at which the series will be issued

•	the date or dates of maturity

•	the rate or rates per annum, if any, at which the series will bear interest or the method of determining the rate or rates

•	the date or dates from which interest will accrue and the date or dates at which interest will be payable

•	the terms of any conversion or exchange rights

•	the terms for redemption or early payment, if any, including any mandatory or optional sinking fund or similar provisions

•	any special United States federal income tax considerations applicable to the series

•	any special provisions relating to the defeasance of the series

•	any special considerations, additional covenants or other specific provisions applicable to the series.

The debt securities may bear interest at a fixed or floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

The listing above is not intended to be an exclusive list of the terms that may be applicable to any debt securities sold under the indentures, and we are not limited in any respect in our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus, provided that the terms are not inconsistent with the applicable indenture.

The indentures are, and the debt securities will be, governed by Louisiana law. The indentures are subject to and governed by the Trust Indenture Act of 1939.

Denominations, Registration and Transfer

The debt securities issued under the indentures will be issued in fully registered form and, unless we state otherwise in any prospectus supplement, in denominations of $1,000 or any multiples thereof (Section 2.03). The debt securities may be issued partly or wholly in the form of one or more global registered securities, as described below under “Form of Securities.”

The applicable trustee will act as the registrar of debt securities issued under the applicable indenture (Section 2.05). No service charge will be made for any registration of transfer or exchange of debt securities, or issue of new debt securities in the event of a partial redemption of any series, but we may generally require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 2.05). The applicable trustee may appoint an authenticating agent for any series to act on the trustee’s behalf in connection with authenticating debt securities of that series issued upon the exchange, transfer or partial redemption thereof (Section 2.10). The applicable trustee may at any time rescind the designation of any such agent (Section 2.10).

We will not be required to issue, register the transfer of or exchange the debt securities of any series during a period beginning 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant redemption notice or to register the transfer of or exchange any debt securities of any series, or portions thereof, called for redemption (Section 2.05).

Payment and Paying Agents

Unless we state otherwise in the applicable prospectus supplement, payment of principal of (and premium, if any) and interest on debt securities of any series will be made in U.S. dollars at the principal office of our Paying Agent (Section 2.03).

Unless we state otherwise in the applicable prospectus supplement, the applicable trustee will act as our sole Paying Agent and 1500 North 18th Street, Monroe, Louisiana, will be designated as the agent’s office for purposes of payments with respect to any series of debt securities. Any other Paying Agents initially designated by us with respect to any series will be named in the related prospectus supplement (Sections 4.02 and 4.03).

Any money set aside by us for the payment of principal (and premium, if any) or interest on any debt securities that remains unclaimed two years after such payment has become due and payable will be repaid to us on May 31 following the expiration of the two-year period and the holder of the debt security may thereafter look only to us for payment thereof (Section 11.05).

Conversion or Exchange Rights

The debt securities may be convertible into or exchangeable for shares of common stock, preferred stock or other securities of CenturyLink or any other issuer. The terms and conditions of exchange or conversion will be stated in the applicable prospectus supplement. The terms will include, among other things, the following:

•	the type of security into which the debt securities are convertible or exchangeable

•	the conversion or exchange price or ratio (or manner of calculation thereof)

•	the conversion or exchange period

•	provisions as to whether the conversion or exchange rights will be at the option of the debt holders, CenturyLink, or both

•	the events requiring an adjustment of the conversion or exchange price or ratio

•	any restrictions on conversion or exchange (Section 2.05).

Redemption and Sinking Fund Provisions

A series may be redeemed, in whole or in part, upon not less than 30 days’ and not more than 60 days’ notice at the redemption prices and subject to the terms and conditions (including those relating to any sinking fund established with respect to such series) that may be set forth in a board resolution or supplemental indenture and in the prospectus supplement relating to such series (Sections 3.01 and 3.02). If less than all of the debt securities of the series are to be redeemed, the applicable trustee shall select the debt securities of such series, or portions thereof, to be redeemed by lot or by any other method such trustee shall deem appropriate and fair (Section 3.02).

Not less than 45 days prior to any sinking fund payment date for a series of debt securities, we will deliver to the trustee an officers’ certificate specifying the amount of the next sinking fund payment pursuant to the terms of such series of debt securities (Section 3.06).

Replacement of Securities

We will replace any debt security that becomes mutilated, destroyed, lost or stolen at the expense of the holder. The holder should deliver the debt security or satisfactory evidence of the destruction, loss or theft thereof to us and the applicable trustee. An indemnity satisfactory to us and such trustee may be required before a replacement security will be issued (Section 2.07).

Events of Default

Unless we state otherwise in the applicable prospectus supplement, the terms and conditions set forth under this heading will govern defaults under the applicable indenture. The indentures provide that an Event of Default means that one or more of the following events has occurred and is continuing with respect to debt securities of a particular series:

•	failure for 30 business days to pay interest on the debt securities of that series when due

•

failure to pay principal of (or premium, if any, on) the debt securities of that series when due (whether at maturity, upon redemption, by declaration or otherwise) or to make any sinking or analogous fund payment with respect to that series unless caused solely by a wire transfer malfunction or similar problem outside our control

•

failure to observe or perform any other covenant of that series for 60 days after written notice with respect thereto by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the securities of such series at the time outstanding

•	occurrence of certain events relating to bankruptcy, insolvency or reorganization with respect to CenturyLink (Section 6.01).

No Event of Default with respect to the debt securities of a particular series necessarily constitutes an Event of Default with respect to the debt securities of any other series issued under the applicable indenture.

If an Event of Default shall occur and be continuing with respect to any series and if it is known to the applicable trustee, such trustee is required to mail to each holder of that series a notice of the Event of Default within 90 days of such default. The trustee may withhold from holders notice of any continuing default (except a default in the payment of monies owed) if it determines that withholding notice is in their interests (Section 6.07).

If an Event of Default with respect to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of that series of debt securities then outstanding may declare the principal of that series of debt securities to be due and payable immediately. The holders of a majority in aggregate outstanding principal amount of such series may rescind such declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal (and premium, if any) has been deposited with such trustee before any judgment or decree for such payment has been obtained or entered (Section 6.01).

Holders of debt securities may not enforce the applicable indenture, except as provided therein. Subject to the provisions of the applicable indenture relating to the duties of the applicable trustee, if an Event of Default occurs and is continuing such trustee will be under no obligation to exercise any of the rights or powers under the applicable indenture at the request or direction of any holders of the affected series, unless, among other things, the holders shall have offered such trustee indemnity reasonably satisfactory to it. Subject to the indemnification provisions and certain limitations contained in the applicable indenture, the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power conferred on such trustee with respect to such series. The holders of a majority in aggregate principal amount of the then outstanding debt securities of any series affected by a default may, in certain cases, waive such default except a default in payment of principal of, or any premium, if any, or interest on, the debt securities of that series or a call for redemption of the debt securities of that series (Sections 6.04 and 6.06).

We are required to furnish to the trustees annually a statement regarding our performance of certain of our obligations under the indenture (Section 5.03).

Discharge and Defeasance

Unless the prospectus supplement states otherwise, we may discharge our obligations with respect to any series of our debt securities, subject to certain exceptions, if at any time:

•

we deliver to the applicable trustee for cancellation all outstanding debt securities of that series and for which payment in monies or U.S. Government Obligations has been deposited in trust by us, or

•

all outstanding debt securities of that series not previously delivered to the applicable trustee for cancellation by us shall have become due and payable or are to become due and payable or called for redemption within one year and we have deposited with such trustee the entire amount in moneys or U.S. Government Obligations sufficient, without reinvestment, to pay at maturity or upon redemption the outstanding debt securities, including principal (and premium, if any) and interest due or to become due to the date of maturity or redemption, and if we shall also pay or cause to be paid all other sums payable thereunder with respect to that series (Section 11.01).

Additionally, each indenture provides that we may discharge all of our obligations under the indenture with respect to any series, subject to certain exceptions, if at any time all outstanding debt securities of that series not previously delivered to the applicable trustee for cancellation by us or that have not become due and payable as described above shall have been paid by us by depositing irrevocably with such trustee moneys or U.S. Government Obligations sufficient to pay at maturity or upon redemption the outstanding debt securities, including principal (and premium, if any) and interest due or to become due to the date of maturity or redemption, and if we shall also pay all other sums payable thereunder with respect to that series (Section 11.02).

Merger and Consolidation

Nothing in the indentures prevents us from consolidating or merging with or into, or selling or otherwise disposing of all or substantially all of our assets to, another corporation, provided that:

•

we agree to obtain a supplemental indenture pursuant to which the surviving entity or transferee agrees to assume our obligations under all outstanding debt securities issued under the applicable indenture, and

•	the surviving entity or transferee is organized under the laws of the United States, any state thereof or the District of Columbia (Section 10.01).

Subordinated Debt Securities

In general, our subordinated debt securities will be subordinate in right of payment to the prior payment in full of all of our senior indebtedness (Section 14.01 of the subordinated indenture). In general, this means that in the event we become subject to any insolvency, bankruptcy, receivership, liquidation, reorganization or similar proceeding or we liquidate, dissolve or otherwise wind up our affairs, then the holders of any debt senior to our subordinated debt securities will be entitled to be paid in full, before the holders of any subordinated debt securities are paid. In addition, unless otherwise provided in the applicable prospectus supplement, (1) if we default in the payment of any debt that is senior to our subordinated debt securities or if any event of default shall have occurred and be continuing permitting the holders of such senior indebtedness to accelerate payment of such senior indebtedness, then, so long as any such default continues, we cannot make any payment on our subordinated debt securities, and (2) if any series of subordinated debt securities is declared due and payable before its stated maturity date, then generally no payment on our subordinated debt securities can be made unless the holders of all debt senior to the subordinated debt securities are paid in full.

A prospectus supplement relating to a particular series of subordinated debt securities will summarize the subordination provisions applicable to that series, including:

•	the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any liquidation, bankruptcy, insolvency or similar proceedings

•

the applicability and effect of such provisions in the event of specified defaults with respect to senior indebtedness, including the circumstances under which and the period in which we will be prohibited from making payments on subordinated debt securities

•	the definition of senior indebtedness applicable to that series of subordinated debt securities

•	the aggregate amount of outstanding indebtedness as of the most recent practicable date that would rank senior to, and on parity with, that series of subordinated debt securities.

The particular terms of subordination of a series of subordinated debt securities may supersede the general subordination provisions of the subordinated indenture. There are no restrictions in the subordinated indenture on the creation of additional senior debt securities or any other indebtedness.

The failure to make any required payment on any of the subordinated debt securities due to the subordination provisions of such securities and the subordinated indenture will not prevent the occurrence of an Event of Default under the subordinated debt securities.

Modification of Indentures

Each indenture contains provisions permitting us, when authorized by a board resolution, and the applicable trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of any series at the time outstanding and affected by such modification, to modify the indenture or any supplemental indenture affecting that series. However, no such modification may:

•

extend the fixed maturity of any debt securities of any series, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest thereon or reduce any premium payable upon the redemption thereof, without the consent of the holder of each debt security so affected, or

•

reduce the aforesaid percentage of debt securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holder of each debt security then outstanding and affected thereby (Section 9.02).

We and the applicable trustee may amend or supplement the indentures, without the consent of any holder of any series of debt securities, to:

•	create a new series

•	evidence the assumption by any successor to CenturyLink of our obligations under an indenture

•	add covenants to an indenture for the protection of the holders of debt securities

•	cure any ambiguity or inconsistency in an Indenture, or making other provisions as shall not adversely affect the interests of the holders of the debt securities of any series

•	change or eliminate any provisions of an indenture provided that there is no outstanding debt security of any series created prior to such change that benefits therefrom (Section 9.01).

In addition, we may not modify or amend the subordination provisions of the subordinated indenture if doing so would adversely affect the rights under Article XIV of the subordinated indenture of the holders of senior indebtedness without the consent of the requisite holders of senior indebtedness required under the terms of such senior indebtedness. (Section 9.02 of the subordinated indenture.)

Limitations on Liens

The indentures provide that CenturyLink will not, while any of the debt securities remain outstanding, create or suffer to exist any mortgage, lien, pledge, security interest or other encumbrance (which we collectively refer to below as liens) upon our property, whether now owned or hereafter acquired, unless we shall secure the debt securities then outstanding by such lien equally and ratably with all obligations and indebtedness thereby secured so long as such obligations and indebtedness remain so secured.

Notwithstanding the foregoing, neither indenture will restrict us from creating or suffering to exist the following liens permitted under the indentures:

•

liens upon property hereafter acquired by us or liens on such property at the time of the acquisition thereof, or conditional sales agreements or title retention agreements with respect to any such property

•

liens on the stock of a corporation that, when such liens arise, concurrently becomes our subsidiary, or liens on all or substantially all of the assets of a corporation arising in connection with our purchase thereof

•

liens for taxes and similar levies, deposits to secure performance or obligations under certain specified circumstances and laws, mechanics’ liens and similar liens arising in the ordinary course of business, liens created by or resulting from legal proceedings being contested in good faith, certain specified zoning restrictions and other restrictions on the use of real property, interests of lessors in property subject to any capitalized lease, and certain other similar liens generally arising in the ordinary course of business

•	liens existing on the date of an indenture

•	liens that replace, extend or renew any lien otherwise permitted under an indenture (Sections 4.05 and 4.06).

The restrictions in the indentures described above would not protect the debt holders in the event of a highly leveraged transaction in which unsecured indebtedness was incurred or in which the liens arising in connection therewith were freely permitted under the applicable indenture, nor would it afford protection in the event of one or more highly leveraged transactions in which secured indebtedness was incurred by our subsidiaries.

Concerning the Trustees

The trustees, prior to the occurrence of an Event of Default, undertake to perform only such duties as are specifically set forth in the applicable indenture and, after the occurrence of an Event of Default, shall exercise the same degree of care as a prudent person would exercise in the conduct of such person’s own affairs (Section 7.01). Subject to such provision, the trustees are not required to exercise any of the rights or powers vested in them by the applicable indenture at the request, order or direction of any debt holders, unless offered reasonable security or indemnity by such holders against the costs, expenses and liabilities which might be incurred thereby (Section 7.02). A trustee is not required to expend or risk its own funds or incur personal financial liability in the performance of its duties if such trustee reasonably believes that repayment of such funds or liability or adequate indemnity is not reasonably assured to it (Section 7.01). We will pay the trustees reasonable compensation and reimburse them for reasonable expenses incurred in accordance with the applicable indenture (Section 7.06).

A trustee may resign with respect to one or more series and a successor trustee may be appointed to act with respect to such series (Section 7.10).

Regions Bank is trustee under the senior indenture relating to CenturyLink’s Series D, G, H, L, M, N, O, P, Q, R and S senior debt securities. Regions Bank also provides revolving credit and other traditional banking services to CenturyLink.

DESCRIPTION OF DEBT SECURITIES OF QC

The following description of the terms of QC’s debt securities that may be issued under this prospectus contains certain general terms that may apply to such securities. The specific terms of any of QC’s debt securities will be described in one or more prospectus supplements relating to those debt securities.

QC may periodically issue debt securities in one or more series under an indenture, dated as of October 15, 1999, between QC (formerly named U.S. WEST Communications, Inc.), as issuer, and Bank of New York Trust Company, National Association (as successor in interest to Bank One Trust Company, N.A. and J.P. Morgan Trust Company, National Association), as previously amended and supplemented through the date hereof. We refer to this indenture in this section as the QC indenture. U.S. Bank National Association is currently the trustee under the QC indenture.

The particular terms of each series of debt securities issued under the QC indenture will be set forth in a resolution of our board of directors (or a duly authorized committee thereof) specifically authorizing that series, or in one or more supplemental indentures or other instruments under the QC indenture. The following summary is not complete and is subject to the provisions of, and is qualified in its entirety by express reference to, the QC indenture and the applicable resolutions, supplemental indentures or other instruments specifying the particular terms of any such series. We have filed a copy of the QC indenture as an exhibit hereto, and suggest that you review it carefully.

There is no requirement under the QC indenture that our future issuances of debt securities be issued exclusively under the QC indenture, and we will be free to employ other indentures or documentation containing provisions different from those included in the QC indenture or applicable to one or more issuances of debt securities hereunder in connection with any future issuances of other debt securities. The QC indenture provides that the applicable debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series of debt securities without the consent of the holders of that series, for additional issuances of securities of that series.

Unless otherwise indicated, each reference italicized in parentheses below or in any prospectus supplement applies to section numbers in the QC indenture and each capitalized term not otherwise defined herein has the meaning assigned to it in the QC indenture.

General

The debt securities issued under the QC indenture will be senior unsecured obligations of QC. The debt securities will rank senior to any of our future subordinated debt and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated debt. The QC indenture does not limit the aggregate principal amount of debt securities that we may issue thereunder. As of December 31, 2011, we had approximately $5.2 billion aggregate principal amount of unsecured debt securities outstanding under the QC indenture, and an additional $2.6 billion aggregate principal amount of unsecured debt securities outstanding under a seperate indenture.

Unless we state otherwise below or in any prospectus supplement, neither the QC indenture nor the debt securities to be offered thereby (1) limit the amount of secured or unsecured indebtedness that we or any of our subsidiaries may issue or incur, (2) restrict our ability to pay dividends or sell or transfer our assets or (3) contain provisions that would afford debt holders protection in the event of a change in control, highly leveraged transaction, recapitalization or similar transaction involving QC, any of which could adversely affect holders of our debt securities.

If we sell any series of debt securities under the QC indenture, each related prospectus supplement will describe the terms of the series, including some or all of the following:

•	the title and ranking of the series

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part

•	our net proceeds from the sale thereof

•	the price or prices at which the series will be issued

•	the date or dates of maturity

•	the rate or rates per annum, if any, at which the series will bear interest or the method of determining the rate or rates

•	the date or dates from which interest will accrue and the date or dates at which interest will be payable

•	the terms of any transfer or exchange rights

•	the terms for redemption or early payment, if any, including any mandatory or optional sinking fund or similar provisions

•	any special United States federal income tax considerations applicable to the series

•	any special provisions relating to the defeasance of the series

•	any special considerations, additional covenants or other specific provisions applicable to the series.

The debt securities may bear interest at a fixed or floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

The listing above is not intended to be an exclusive list of the terms that may be applicable to any debt securities sold under the QC indenture, and we are not limited in any respect in our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus, provided that the terms are not inconsistent with the QC indenture.

The QC indenture is, and the debt securities will be, governed by New York law. The QC indenture is subject to and governed by the Trust Indenture Act of 1939.

Denominations, Registration and Transfer

The debt securities will be issued in registered or unregistered form and, unless we state otherwise in any prospectus supplement, in denominations of $1,000 or any multiples thereof (Section 2.02). The debt securities may be issued partly or wholly in the form of one or more global registered securities, as described below under “Form of Securities.”

The trustee will act initially as the registrar of debt securities issued under the QC indenture (Section 2.04). No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 2.08(c)). The trustee may appoint an authenticating agent for any series to act on the trustee’s behalf in connection with authenticating debt securities of that series issued upon the exchange, transfer or partial redemption thereof (Section 2.03(f) and 2.08(c)).

We will not be required to issue, register the transfer of or exchange the debt securities of any series during a period beginning 15 days before any selection of debt securities of that series to be redeemed or to register the transfer of or exchange any debt securities of any series, or portions thereof, called for redemption (Section 2.08(d)).

Payment and Paying Agents

Unless we state otherwise in the applicable prospectus supplement, payment of principal of (and premium, if any) and interest on debt securities of any series will be made in U.S. dollars at the principal office of our Paying Agent (Section 2.05).

Unless we state otherwise in the applicable prospectus supplement, the trustee will act as our sole Paying Agent and 950 17th Street, Suite 300, Denver, Colorado 80202 will be designated as the agent’s office for purposes of payments with respect to any series of debt securities. Any other Paying Agents initially designated by us with respect to any series will be named in the related prospectus supplement. We may at any time designate additional Paying Agents (Section 2.04).

Conversion, Exchange or Transfer Rights

The debt securities may be convertible into or exchangeable for other securities of QC or any other issuer on terms and conditions to be stated in the applicable prospectus supplement. The QC indenture also permits:

•	Registered Securities to be transferred for an equal principal amount of Unregistered Securities of the same series and date of maturity in any authorized denominations

•

Unregistered Securities to be transferred for an equal principal amount of Registered or Unregistered Securities containing identical terms and provisions of the same series and date of maturity in any authorized denominations (Section 2.08).

Redemption and Sinking Fund Provisions

A series may be redeemed at any time, in whole or in part, upon, unless we state otherwise in the applicable prospectus supplement, not less than 30 days’ and not more than 90 days’ notice prior to the date of redemption at the redemption prices and subject to the terms and conditions that may be set forth in a board resolution or supplemental indenture and in the prospectus supplement relating to such series (Sections 3.01 and 3.03). If less than all of the debt securities of the series are to be redeemed, the trustee shall select the debt securities of such series, or portions thereof, to be redeemed by such method as the trustee shall deem appropriate and fair (Section 3.02).

Not less than 60 days prior to any sinking fund payment date for a series of debt securities, we will deliver to the trustee an officers’ certificate specifying the amount of the next mandatory sinking fund payment pursuant to the terms of such series of debt securities (Section 10.03).

Replacement of Securities

We will replace any debt security that becomes mutilated, destroyed, lost or stolen at the expense of the holder. The holder should deliver the debt security or satisfactory evidence of the destruction, loss or theft thereof to us and the trustee. An indemnity satisfactory to us and such trustee may be required before a replacement security will be issued (Section 2.09).

Events of Default

Unless we state otherwise in the prospectus supplement, the terms and conditions set forth under this heading will govern defaults under the QC indenture. The QC indenture provides that an Event of Default means that one or more of the following events has occurred and is continuing with respect to debt securities of a particular series:

•	failure for 90 days to pay interest on the debt securities of that series when due

•	failure to pay principal on the debt securities of that series when due and payable upon maturity, upon redemption or otherwise

•

failure to comply with any of our other agreements with respect to the debt securities or in the QC indenture, which failure continues for 90 days after we receive notice from the trustee or the holders of at least 25% of the aggregate principal amount of such series of debt securities then outstanding

•	occurrence of certain events relating to bankruptcy or insolvency with respect to QC (Section 6.01).

No Event of Default with respect to the debt securities of a particular series necessarily constitutes an Event of Default with respect to the debt securities of any other series issued under the indenture.

If an Event of Default shall occur and be continuing with respect to any series and if it is known to the trustee, the trustee is required to mail to each holder of that series a notice of the Event of Default within 90 days of such default. The trustee may withhold from holders notice of any continuing default (except a default in the payment of monies owed) if it determines that withholding notice is in their interests (Section 7.05).

If an Event of Default with respect to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of that series of debt securities then outstanding may declare the principal of that series of debt securities to be due and payable immediately. The holders of a majority in principal amount of a series of debt securities may rescind such declaration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely as a result of such acceleration (Section 6.02).

Holders of debt securities may not enforce the QC indenture, except as provided therein. Subject to the provisions of the applicable indenture relating to the duties of the trustee, if an Event of Default occurs and is continuing the trustee will be under no obligation to exercise any of the rights or powers under the QC indenture at the request or direction of any holders of the affected series, unless, among other things, the holders shall have offered the trustee indemnity reasonably satisfactory to it. Subject to certain limitations, the holders of a majority in aggregate principal amount of a series of debt securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. The holders of a majority in aggregate principal amount of the then outstanding debt securities of any series affected by a default may, in certain cases, waive such default except a default in payment of principal of, or any premium, if any, or interest on, the debt securities of that series or a call for redemption of the debt securities of that series (Sections 6.04, 6.05 and 6.06).

Discharge and Defeasance

Unless the prospectus supplement states otherwise, we may terminate all of our obligations with respect to any series of debt securities and the QC indenture or any installment of principal (and premium, if any) or interest on any series of debt securities if we irrevocably deposit in trust with the trustee money or U.S. government obligations sufficient to pay, when due, principal and interest on that series of debt securities to maturity or redemption or such installment of principal or interest, as the case may be, and if all other conditions set forth in the QC indenture are met (Section 8.01).

Merger and Consolidation

Under the QC indenture, we may consolidate or merge with or transfer or lease our property and assets substantially as an entirety to another entity, provided that:

•	the successor entity is a corporation and assumes by supplemental indenture all of our obligations under each series of debt securities issued under the QC indenture, and

•	after giving effect to the transaction, no default or Event of Default has occurred and is continuing (Section 5.01).

Modification of Indenture

With the written consent of the holders of a majority in principal amount of the debt securities of each series issued under the QC indenture then outstanding (with each series voting as a class), we and the trustee may amend or supplement the QC indenture or modify the rights of the holders of debt securities; provided that any such amendment that affects the terms of a series of debt securities as distinct from the other series of debt securities issued under the QC indenture will require only the consent of at least a majority in aggregate principal amount of that series of debt securities then outstanding. Such majority holders may also waive compliance by us of any provision of the QC indenture or any supplemental indenture, except a default in the payment of principal or interest. However, without the consent of the holder of each debt security affected, an amendment or waiver may not:

•	reduce the amount of debt securities whose holders must consent to an amendment or waiver

•	change the rate or the time for payment of interest

•	change the principal or the fixed maturity

•	waive a default in the payment of principal or interest

•	make any series of debt securities payable in a different currency, or

•

make any change in the provisions of the QC indenture concerning (a) waiver of existing defaults, (b) rights of holders of debt securities to receive payment or (c) amendments and waivers without the consent of the holder of each debt security affected (Section 9.02).

We and the trustee may amend or supplement the QC indenture without the consent of any holder of any of series of debt securities to:

•	cure any ambiguity, defect or inconsistency in the QC indenture or any debt securities issued thereunder

•

provide for the assumption of all of our obligations under the QC indenture or any debt securities issued thereunder by any corporation in connection with a merger, consolidation or transfer or lease of our property and assets substantially as an entirety

•	provide for uncertificated debt securities in addition to or instead of certificated debt securities

•

add to the covenants made by us for the benefit of the holders of any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are included solely for the benefit of such series) or to surrender any right or power conferred upon us

•

add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of the debt securities, as set forth in the QC indenture

•	secure any debt securities pursuant to the covenant described under “- Limitation on Liens”

•

provide for the issuance of and establish the form and terms and conditions of a series of debt securities or to establish the form of any certifications required to be furnished pursuant to the terms of the QC indenture or any series of debt securities or to add to the rights of the holders of any series of debt securities, or

•	make any change that does not adversely affect the rights of any holder of debt securities in any material respect (Section 9.01).

Limitation on Liens

The QC indenture contains a covenant that if we mortgage, pledge or otherwise subject to any Lien (other than Permitted Liens) all or some of our property or assets, we will secure any series of debt securities under the QC indenture and any of our other obligations which may then be outstanding and entitled to the benefit of a covenant similar in effect to such covenant contained in the QC indenture, equally and proportionally with the indebtedness or obligations secured by such Lien, for as long as any such indebtedness or obligation is so secured. “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset (Section 4.03)

“Permitted Liens,” as defined in the First Supplemental Indenture dated August 19, 2004 between QC and the trustee, means any of the following Liens permitted under the QC indenture:

•	Liens existing on the date of the initial issuance of debt securities

•	Liens on any asset existing at the time such asset is acquired, if not created in contemplation of such acquisition

•

Liens on any asset (a) created within 180 days after such asset is acquired, or (b) securing the cost of acquisition, construction or improvement of such asset; provided, in either case, that such Lien extends to no property or asset other than the asset so acquired, constructed or improved and property incidental thereto

•

(a) Liens incidental to the conduct of our business or the ownership of our properties or otherwise incurred in the ordinary course of business which (i) do not secure debt, and (ii) do not in the aggregate materially detract from the value of our assets taken as a whole or materially impair the use thereof in the operation of our business, and (b) Liens not described in clause (a) on cash, cash equivalents or securities that secure any obligation with respect to letters of credit or surety bonds or similar arrangements, which obligation in each case does not exceed $100 million

•

any Lien to secure public or statutory obligations or with any governmental agency at any time required by law in order to qualify us to conduct all or some part of our business or in order to entitle us to maintain self-insurance or to obtain the benefits of any law relating to workmen’s compensation, unemployment insurance, old age pensions or other social security, or with any court, board, commission or governmental agency as security incident to the proper conduct of any proceeding before it

•

any Liens for taxes, assessments, governmental charges, levies or claims and similar charges either (a) not delinquent or (b) being contested in good faith by appropriate proceedings and as to which a reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles shall have been made

•

Liens securing the performance of bids, tenders, leases, contracts, sureties, stays, appeals, indemnities, performance or similar bonds or public or statutory obligations of like nature, incurred in the ordinary course of business

•

materialmen’s, mechanics, repairmen’s, employees, operators’ or other similar Liens or charges arising in the ordinary course of business incidental to the acquisition, construction, maintenance or operation of any of our assets which have not at the time been filed pursuant to law and any such Liens and charges incidental to the acquisition, construction, maintenance or operation of any of our assets, which, although filed, relate to obligations not yet due or the payment of which is being withheld as provided by law, or to obligations the validity of which is being contested in good faith by appropriate proceedings

•

zoning restrictions, servitudes, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, Liens and other encumbrances incurred, created assumed or permitted to exist and arising by, through or under or asserted by a landlord or owner of the leased property, with or without consent of the lessee) and other similar charges or encumbrances, which will not individually or in the aggregate interfere materially and adversely with our business and subsidiaries taken as a whole

•

Liens created by or resulting from any litigation or proceeding which is currently being contested in good faith by appropriate proceedings and as to which levy and execution have been stayed and continue to be stayed or for which we are maintaining adequate reserves or other provision in conformity with generally accepted accounting principles

•	any interest or title of vendor or lessor in the property subject to any lease, conditional sale agreement or other title retention agreement

•	Liens in connection with the securitization or factoring of our or any of our subsidiaries’ receivables in a transaction intended to be a “true sale”

•

any Lien securing a refinancing, replacement, extension, renewal or refunding of any debt secured by a Lien permitted by any of the foregoing clauses of this definition of “Permitted Liens” to the extent secured in all material respects by the same asset or assets.

Notwithstanding the foregoing, “Permitted Liens” shall not include any Lien to secure Debt that is required to be granted on an equal and ratable basis under the “negative pledge”, or equivalent, provisions of a Debt instrument (including outstanding debt securities) as a result of the creation of a Lien that itself would constitute a “Permitted Lien.”

“Debt” of any person means, at any date, without duplication:

•	all obligations of such person for borrowed money

•	all obligations of such person evidenced by bonds, debentures, notes or other similar instruments

•	all obligations of such person as lessee which are capitalized in accordance with generally accepted accounting principles

•	all Debt secured by a Lien on any asset of such person, whether or not such Debt is otherwise an obligation of such person

•	all Debt of others guaranteed by such person.

The restrictions in the QC indenture described above would not protect the debt holders in the event of a highly leveraged transaction in which unsecured indebtedness was incurred or in which the Liens arising in connection therewith were freely permitted under the QC indenture, nor would it afford protection in the event of one or more highly leveraged transactions in which secured indebtedness was incurred by our subsidiaries.

Concerning the Trustee

The trustee, prior to the occurrence of an Event of Default, undertakes to perform only such duties as are specifically set forth in the QC indenture and, after the occurrence of an Event of Default, shall exercise the same degree of care as a prudent person would exercise in the conduct of such person’s own affairs (Section 7.01). Subject to such provision, the trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense (Section 7.01). We will pay the trustee reasonable compensation and reimburse it for reasonable expenses incurred in accordance with the QC indenture (Section 7.07).

A trustee may resign with respect to one or more series and a successor trustee may be appointed to act with respect to such series (Section 7.08).

U.S. Bank National Association and certain of its affiliates serve as trustee, authenticating agent, or paying agent with respect to certain other of the debt securities of QC and its affiliates. In addition, QC and certain of its affiliates maintain banking and other business relationships in the ordinary course of business with U.S. Bank National Association.

DESCRIPTION OF DEPOSITARY SHARES OF CENTURYLINK

CenturyLink may elect to offer fractional shares of its preferred stock rather than full shares of its preferred stock. If so, CenturyLink will issue to the public receipts for depositary shares, each of which will represent an ownership interest in a fraction of a share of a particular series of its preferred stock, and the shares of CenturyLink’s preferred stock underlying the depositary shares will be deposited under a deposit agreement between CenturyLink and a bank or trust company selected to act as the depositary.

The following general description of the material terms of depositary shares, and all related deposit agreements and depositary receipts, is only a summary and is not intended to be complete. You should refer to the forms of the deposit agreement and depositary receipts that we will file with the SEC in connection with any offering of specific depositary shares. The specific terms of any series of depositary shares will be described in a prospectus supplement, and may vary from the general description provided below.

General

The depositary selected by us will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the relevant deposit agreement to those persons purchasing the fractional shares of our preferred stock. Pending the preparation of definitive depositary receipts, the depositary may, upon our order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt an equitable and practicable method for making that distribution, including any sale of the property and distribution of the net sales proceeds to the applicable holders.

Each deposit agreement may also contain provisions relating to the manner in which any subscription or similar rights we offer to preferred shareholders of the relevant series will be made available to holders of depositary shares.

Withdrawal of Underlying Preferred Stock

Unless we state otherwise in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all cash payments or other rights accrued under or represented by the related depositary shares (but such holders will not afterward be entitled to receive depositary shares in exchange for their whole shares). We will not issue any partial shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to that holder.

Redemption of Depositary Shares

If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of underlying stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of underlying stock. Whenever we redeem shares of underlying stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected in the manner to be described in the deposit agreement.

Voting

Upon receipt of notice of any meeting at which the holders of the underlying preferred stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares underlying the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the underlying stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying stock represented by that holder’s depositary shares. The depositary will then attempt, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions. Unless otherwise provided in a prospectus supplement, the depositary will not vote the underlying shares to the extent it does not receive specific instructions with respect to the depositary shares representing the preferred stock.

Conversion or Exchange of Preferred Stock

If the deposited preferred stock is convertible into or exchangeable for other securities, the depositary shares, as such, will not be convertible into or exchangeable for such other securities. Rather, any holder of the depositary shares may surrender the related depositary receipts, together with any amounts payable by the holder in connection with the conversion or the exchange, to the depositary with written instructions to cause conversion or exchange of the preferred stock represented by the depositary shares into or for such other securities. If only some of the depositary shares are to be converted or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not converted or exchanged.

Taxation

Any holder of depositary shares will be treated for U.S. federal income tax purposes as if they were an owner of the series of preferred stock represented by the depositary shares. Therefore, holders will be required to take into account for U.S. federal income tax purposes income and deductions as if they were a holder of the underlying series of preferred stock. In addition,

•	no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares as provided in the deposit agreement

•	if any holder exchanges his depositary shares for other securities, the holder’s tax basis in the new securities will, upon exchange, be the same as the aggregate tax basis of the depositary shares exchanged for such new securities

•	if any holder holds depositary shares as a capital asset at the time of the exchange, the holding period for the new securities will include the period during which the holder owned the depositary shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment that materially and adversely changes the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us upon not less than 60 days’ notice, whereupon the depositary shall deliver or make available to each holder of depositary shares, upon surrender of the depositary receipts held by such holder, the number of whole or fractional shares of preferred stock represented by such receipts. The deposit agreement will automatically terminate if, among other circumstances, all outstanding depositary shares have been redeemed or converted into or exchanged for any other securities into or for which the underlying preferred stock is convertible or exchangeable.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with its duties under the deposit agreement. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and those other charges, including a fee for any permitted withdrawal of shares of underlying stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Reports

The depositary will be obligated to forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying preferred stock.

Limitation on Liability

Neither the depositary nor we will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or underlying stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting underlying stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

In the event the depositary receives conflicting claims, requests or instructions from any holders of depositary shares, on the one hand, and us, on the other, the depositary will be permitted to act on our claims, requests or instructions.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Registered Owners

We, each depositary and any of their agents may treat the registered owner of any depositary share as the absolute owner of that share, whether or not any payment for that depositary share is overdue and despite any notice to the contrary, for any purpose.

DESCRIPTION OF WARRANTS OF CENTURYLINK

CenturyLink may issue warrants for the purchase of debt securities, preferred stock, depositary shares, common stock, or any combination thereof. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between CenturyLink and a bank or trust company, as warrant agent. The warrant agent will act solely as CenturyLink’s agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

This summary of certain provisions of the warrants is not complete. For the complete terms of the warrants and the warrant agreement, you should refer to the provisions of the warrant agreement that we will file with the SEC in connection with the offering of such warrants.

The prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including the following:

•	the title and aggregate number of warrants

•	the offering price for the warrants, if any

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised

•	the designation and terms of the securities that may be purchased upon exercise of the warrants

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each other security

•	if applicable, the date on and after which the warrants and the related other securities issued therewith will be separately transferable

•	the number or amount of securities that may be purchased upon exercise of a warrant and the price at which the securities may be purchased upon exercise, which may be payable in cash, securities or other property

•	the dates on which the right to exercise the warrants begins and expires

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time

•	whether the warrants and the securities that may be issued thereunder will be issued in registered or bearer form

•	information with respect to book-entry procedures, if any

•	a discussion of any material United States federal income tax considerations

•	the anti-dilution provisions of the warrants, if any

•	any applicable redemption or call provisions applicable to the warrants

•	the name of the warrant agent

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before their exercise, warrants will not entitle their holders to any rights of the holders of the securities purchasable thereunder.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect charges that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, unless the applicable prospectus supplement otherwise provides, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement. The prospectus supplement applicable to a particular series of warrants may provide that certain key provisions of the warrants may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF UNITS OF CENTURYLINK

As specified in the applicable prospectus supplement, CenturyLink may issue units consisting of one or more debt securities or other securities, including common stock, preferred stock, depositary shares, warrants or any combination thereof. The applicable prospectus supplement will describe:

•	the title and aggregate number of units

•	the offering price of the units, if any

•	the terms of the units and of the other securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately

•	a description of the terms of any unit agreement governing the units

•	a description of the provisions for the payment, settlement, transfer or exchange or the units

•	information with respect to book-entry procedures, if any

•	a discussion of any material United States federal income tax considerations

•	any other material terms of the units.

The terms and conditions described under “Description of Capital Stock of CenturyLink,” “Description of Debt Securities of CenturyLink,” “Description of Debt Securities of QC,” “Description of Depositary Shares of CenturyLink,” and “Description of Warrants of CenturyLink” will apply to any debt security, preferred stock, common stock, depositary share or warrant included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement.

FORM OF SECURITIES

Global Securities and Book-Entry System

Unless the applicable prospectus supplement otherwise provides, any debt securities, preferred stock, depositary shares, warrants or units we issue will be in book-entry form, will be represented by one or more permanent global certificates in fully registered form and will be deposited with a nominee, as custodian for The Depositary Trust Company, which we refer to as DTC, and registered in the name of Cede & Co. or another nominee designated by DTC. Holders of debt securities, preferred stock, depositary shares, warrants or units may elect to hold interests in a global security through DTC, Clearstream Banking, societe anonyme (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on DTC’s books.

Individual certificates in respect of any debt securities, preferred stock, depositary shares, warrants or units will not be issued to holders of beneficial interests therein, except in limited circumstances. If (1) we elect to terminate using the book-entry system, (2) an event of default has occurred and is continuing with respect to such securities, or (3) DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with the registered global securities or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after receiving that notice from DTC or upon becoming aware that DTC is no longer so registered, then we will issue or cause to be issued individual certificates in registered form upon transfer of, or in exchange for, book-entry interests in the securities represented by registered global securities upon delivery of those registered global securities for cancellation.

Clearing Systems

DTC

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of The New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by The New York Stock Exchange, Inc., the American Stock Exchange LLC and Financial Industry Regulatory Authority, Inc. Access to the DTC system is also available to others like securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

Clearstream

Clearstream advises that it is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry transfers between their accounts. Clearstream provides to its customers among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Its customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Its customers in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with the customer.

Euroclear

Euroclear advises that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the initial purchasers. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of Euroclear. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Euroclear further advises that investors that acquire, hold and transfer interests in securities by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Global Clearance and Settlement Procedures

Purchases of global securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the global securities on DTC’s records. The beneficial interest of each actual purchaser of each global security (a “Beneficial Owner”) will in turn be recorded on the records of the respective Direct Participant and any Indirect Participant, and Clearstream and Euroclear will credit on its book-entry registration and transfer system the amount of securities sold to certain non-U.S. persons to the account of institutions that have accounts with Euroclear, Clearstream or their respective nominee participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction.

Title to book-entry interests in our debt securities, preferred stock, depositary shares, warrants or units (our “Underlying Securities”) will pass by book-entry registration of the transfer within the records of Clearstream, Euroclear or DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in our Underlying Securities may be transferred within Clearstream, within Euroclear and between Clearstream and Euroclear in accordance with procedures established for these purposes by Clearstream and Euroclear. Book-entry interests in our Underlying Securities may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry interests in our Underlying Securities among Clearstream and Euroclear and DTC may be effected in accordance with procedures established for this purpose by Clearstream, Euroclear and DTC.

Unless the applicable prospectus supplement otherwise provides, we will make payments of any monies owed in respect of our Underlying Securities to DTC or its nominee, as the registered owner and holder of the global securities. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from us or the nominee on the payment date, in accordance with their respective holdings shown on DTC’s records. Payments by Direct Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of each such Direct or Indirect Participant and not that of DTC, the nominee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to DTC or its nominee of monies owed in respect of our Underlying Securities will be our responsibility, disbursement of such payments to Direct Participants will be the responsibility of DTC and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.

To the extent we are required to provide notices to the registered holders of any securities sold pursuant to this prospectus in the form of global securities, we may discharge our obligations by providing notice solely to DTC, in its capacity as the sole record holder of such securities. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (or any other nominee of DTC) will consent or vote with respect to the global securities unless authorized by Direct Participants in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the global securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in a global security to those persons may be limited. In addition, because DTC can act only on behalf of Direct Participants, which, in turn, act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in a global security to pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate evidencing that interest.

Initial settlement for our Underlying Securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s same-day funds settlement system. Secondary market trading between Clearstream customers or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; provided, however, that such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines, in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering interests in our Underlying Securities to, or receiving interests in such securities from, DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of interests in our Underlying Securities received by Clearstream or Euroclear as a result of a transaction with a DTC participant are expected to be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions involving interests in our Underlying Securities settled during such processing are expected to be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received by Clearstream or Euroclear as a result of sales of interests in our Underlying Securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but are expected to be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have each agreed to the foregoing procedures in order to facilitate transfers of interests in global securities among their participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

The information in this section has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy thereof.

PLAN OF DISTRIBUTION

We may sell securities directly to one or more purchasers or to or through underwriters, dealers or agents or through a combination of any such methods of sale. The applicable prospectus supplement will set forth the specific terms of the offering, including the name or names of any underwriters, the purchase price and proceeds from such sale, any underwriting discounts and other items constituting underwriters’ compensation, the initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers, any securities exchanges on which the securities may be listed, and any other material terms of the distribution of securities. The specific terms of the offering may vary from the general description provided below.

We may distribute securities from time to time in one or more transactions at fixed or variable prices, at prices equal or related to prevailing market prices or at negotiated prices. We also may directly offer and sell securities in exchange for, among other things, outstanding debt or equity securities issued by us or our affiliates.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities periodically in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Securities may be offered to the public through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all securities offered if any are purchased. Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time. We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover any over-allotments in connection with the distribution.

If a dealer is used in an offering of securities, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of sale.

We may offer our equity securities into an existing trading market through agents designated by us from time to time on the terms described in the applicable prospectus supplement. Underwriters, dealers and agents who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto. Any agent involved in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

In connection with the sale of any securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of such securities for whom they may act as agents. Underwriters may sell any securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent, or both.

Dealers and agents named in a prospectus supplement may be deemed to be underwriters of the securities within the meaning of the Securities Act of 1933. Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Under certain circumstances, we may repurchase offered securities and reoffer them to the public as set forth above. We may also arrange for the repurchase and resale of such offered securities by dealers.

If so indicated in the prospectus supplement, we may authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase securities pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. There may be limitations on the minimum amount that may be purchased by an institution or on the portion of the aggregate amount of the particular securities that may be sold pursuant to these arrangements. The obligations of any purchaser under a delayed delivery contract will generally not be subject to any conditions except that any related sale of offered securities to underwriters shall have occurred and the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject.

In order to facilitate any offering of securities hereunder, any underwriters, dealers or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on or otherwise fix rights accruing under such securities. Specifically, the underwriters, dealers or agents, as the case may be, may overallot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover overallotments or to stabilize the price of any such securities, the underwriters, dealers or agents, as the case may be, may bid for and purchase any such securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously-distributed securities in transactions to cover syndicate short positions, in a stabilization transaction or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters, dealers or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

Except for CenturyLink’s common stock, none of the securities when first issued will have an established trading market. Any underwriters, dealers or agents to or through whom the securities are sold for public offering may make a market in the securities. However, generally they will not be obligated to make a market and may discontinue any market making at any time without notice. If the securities are traded after their initial issuance, they may trade at a discount from their initial public offering price, depending on general market conditions, the market for similar securities, our performance and other factors. Other than with respect to CenturyLink’s common stock, which is currently traded on the NYSE, there can be no assurance that an active public market for the securities will develop or be maintained.

LEGAL MATTERS

The validity of the securities offered under this prospectus by CenturyLink will be passed upon by Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P., New Orleans, Louisiana. The validity of the securities offered under this prospectus by QC will be passed upon by an associate general counsel of QC. If legal matters in connection with offerings made under this prospectus are passed on by other counsel for us or by counsel for the underwriters of an offering of the securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

CenturyLink

The consolidated financial statements of CenturyLink as of December 31, 2011 and 2010 and for each of the years in the three-year period ended December 31, 2011 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated into this document by reference to CenturyLink’s Annual Report on Form 10-K for the year ended December 31, 2011 in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

QC

The consolidated financial statements of QC as of December 31, 2011 (Successor date) and 2010 (Predecessor date) and for the period from April 1, 2011 to December 31, 2011 (Successor period), the period from January 1, 2011 to March 31, 2011 and for each of the years in the two-year period ended December 31, 2010 (Predecessor periods) have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2011 consolidated financial statements contains an explanatory paragraph that states that due to the acquisition of all of the outstanding stock of QC’s indirect parent, Qwest Communications International Inc., by CenturyLink effective April 1, 2011, the consolidated financial information of QC after the acquisition is stated on a different cost basis than for the periods before the acquisition and, therefore, is not comparable.

Qwest Communications International Inc.

The consolidated financial statements of Qwest Communications International Inc. as of December 31, 2011 (Successor date) and 2010 (Predecessor date) and for the period from April 1, 2011 to December 31, 2011 (Successor period), the period from January 1, 2011 to March 31, 2011 and for each of the years in the two-year period ended December 31, 2010 (Predecessor periods) have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2011 consolidated financial statements contains an explanatory paragraph that states that due to the acquisition of all of the outstanding stock Qwest Communications International Inc. by CenturyLink effective April 1, 2011, the consolidated financial information of Qwest Communications International Inc. after the acquisition is stated on a different cost basis than for the periods before the acquisition and, therefore, is not comparable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the registrants in connection with the sale of the securities being registered hereby:

SEC registration fee	$	*
Printing costs		**
Legal fees and expenses		**
Accounting fees and expenses		**
Rating agency fees		**
Blue Sky fees and expenses		**
Fees and expenses of Trustees		**
Miscellaneous		**

Total	$	**

*	Deferred in reliance upon Rule 456(b) and Rule 457(r).
**	Not presently known.

Item 15.	Indemnification of Directors and Officers.

CenturyLink

Section 83 of the Louisiana Business Corporation Law provides in part that CenturyLink may indemnify each of its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by CenturyLink or in CenturyLink’s right) if such action arises out of his acts on CenturyLink’s behalf and he acted in good faith not opposed to CenturyLink’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under Section 83, CenturyLink may also advance expenses to the indemnified party provided that he agrees to repay those amounts if it is later determined that he is not entitled to indemnification. CenturyLink has the power to obtain and maintain insurance, or to create a form of self-insurance, on behalf of any person who is or was acting for CenturyLink, regardless of whether CenturyLink has the legal authority to indemnify the insured person against such liability.

Under Article II, Section 10 of CenturyLink’s bylaws, which CenturyLink refers to as the indemnification bylaw, CenturyLink is obligated to indemnify its current or former directors and officers, except that if any of CenturyLink’s current or former directors or officers are held liable under or settle any derivative suit, CenturyLink is permitted, but not obligated to, indemnify the indemnified person to the fullest extent permitted by Louisiana law.

As permitted by Louisiana law, CenturyLink’s articles of incorporation include a provision that eliminates personal liability of a director or officer to CenturyLink and its shareholders for monetary damages resulting from breaches of the duty of care to the full extent permitted by Louisiana law, and further provides that any amendment or repeal of this provision will not affect the elimination of liability accorded to any director or officer for acts or omissions occurring prior to such amendment or repeal.

CenturyLink’s articles of incorporation authorize CenturyLink to enter into contracts with directors and officers providing for indemnification to the fullest extent permitted by law. CenturyLink has entered into indemnification contracts providing contracting directors or officers the procedural and substantive rights to indemnification currently set forth in the indemnification bylaw. CenturyLink refers to these contracts as indemnification contracts. The right to indemnification provided by these indemnification contracts applies to all covered claims, whether such claims arose before or after the effective date of the contract.

CenturyLink maintains an insurance policy covering the liability of the directors and officers of CenturyLink and its subsidiaries for actions taken in their official capacity. The indemnification contracts provide that, to the extent insurance is reasonably available, CenturyLink will maintain comparable insurance coverage for each contracting party as long as he serves as an officer or director and thereafter for so long as he is subject to possible personal liability for actions taken in such capacities. The indemnification contracts also provide that if CenturyLink does not maintain comparable insurance, it will hold harmless and indemnify a contracting party to the full extent of the coverage that would otherwise have been provided for his benefit.

The foregoing is only a general summary of certain aspects of Louisiana law and CenturyLink’s articles of incorporation and bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to (i) the relevant provisions of the Louisiana Business Corporation Law and (ii) CenturyLink’s articles of incorporation, bylaws, and form of indemnification contract, each of which is on file with the SEC.

QC

Article 109 of the Colorado Business Corporations Act, or the CBCA, specifies the circumstances under which QC may indemnify its directors, officers, employees and agents. As to directors, the CBCA generally requires that a director provide a statement that he has met a certain standard of conduct. The CBCA standard requires that a director must have acted in good faith and, for acts done in a director’s official capacity, must have reasonably believed that he acted in the best interests of QC. In all other instances, the director must have acted in good faith and must have reasonably believed that he acted in a manner that was not opposed to the best interests of QC. In criminal proceedings, the director must not have had a reason to believe that his conduct was unlawful. In a proceeding brought by or in the right of QC, or that alleges that a director improperly received a personal benefit, the director cannot be indemnified if he is adjudged liable, unless a court orders QC to pay reasonable expenses. On the other hand, QC must pay reasonable expenses that a director or officer incurred in a proceeding when any director or officer is wholly successful on the merits or otherwise in defending any civil or criminal proceeding. The CBCA permits QC to indemnify officers and employees to a greater extent than it can indemnify directors if such indemnification would not violate public policy.

QC’s bylaws require indemnification of its directors and officers if such indemnification would be consistent with the CBCA, subject to certain conditions. These conditions include, among other things, that (a) the director or officer must have acted consistently with the standards of conduct set forth in the CBCA and described above and (b) the director or officer must cooperate with QC in connection with the proceeding. In certain situations, QC also is required to pay legal fees and expenses to its officers and directors in advance of a final judgment.

The CBCA also provides that QC may, subject to certain exceptions, in its articles of incorporation eliminate or limit the personal liability of a director to QC or its shareholders for monetary damages for breach of fiduciary duty as a director. As of the date hereof, QC’s articles of incorporation do not include any provisions that eliminate or limit the personal liability of QC’s directors as described above.

The directors and officers of QC are covered under the directors and officers’ insurance policy described above under the caption “- CenturyLink.”

The foregoing is only a general summary of certain aspects of Colorado law and QC’s articles of incorporation and bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to (i) the relevant provisions of the Colorado Business Corporations Act and (ii) QC’s articles of incorporation and bylaws, each of which is on file with the SEC.

Item 16.	Exhibits.

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities in the post-effective amendment at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrants’ annual reports pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the applicable trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

**********

SIGNATURES

1. Pursuant to the requirements of the Securities Act of 1933, CenturyLink, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Louisiana, on March 2, 2012.

CENTURYLINK, INC.

By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President, General Counsel and Secretary

2. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following officers and directors of CenturyLink, Inc. in the capacities indicated, on March 2, 2012:

Signature	Title
/s/ Glen F. Post, III	Chief Executive Officer and President (Principal Executive Officer), and Director
Glen F. Post, III

/s/ R. Stewart Ewing, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
R. Stewart Ewing, Jr.

/s/ David D. Cole	Senior Vice President–Controller and Operations Support (Principal Accounting Officer)

David D. Cole

*	Chairman of the Board of Directors
William A. Owens

*	Vice Chairman of the Board of Directors
Harvey P. Perry

*	Director
Charles L. Biggs

*	Director
Virginia Boulet

*	Director

Peter C. Brown

*	Director
Richard A. Gephardt

Signature	Title

*	Director
W. Bruce Hanks

*	Director
Gregory J. McCray

*	Director
C.G. Melville, Jr.

*	Director
Edward A. Mueller

*	Director
Fred R. Nichols

*	Director
Michael J. Roberts

*	Director
Laurie A. Siegel

*	Director
James A. Unruh

*	Director
Joseph R. Zimmel

* By:	/s/ Glen F. Post, III
Glen F. Post, III
Attorney-in-Fact

3. Pursuant to the requirements of the Securities Act of 1933, Qwest Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Louisiana, on March 2, 2012.

QWEST CORPORATION

By:	/s/ Stacey W. Goff

Stacey W. Goff
Executive Vice President, General Counsel and Assistant Secretary

4. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following officers and directors of Qwest Corporation in the capacities indicated, on March 2, 2012:

Signature	Title
/s/ Glen F. Post, III	Chief Executive Officer and President (Principal Executive Officer)
Glen F. Post, III

/s/ R. Stewart Ewing, Jr.	Executive Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial Officer), and Director
R. Stewart Ewing, Jr.

/s/ David D. Cole	Senior Vice President–Controller and Operations Support (Principal Accounting Officer)
David D. Cole

/s/ Stacey W. Goff	Executive Vice President, General Counsel and Assistant Secretary, and Director
Stacey W. Goff

EXHIBIT INDEX

Exhibit No.	Exhibit

1.1	Form of CenturyLink Underwriting Agreement relating to CenturyLink securities.*

1.2	Form of QC Underwriting Agreement relating to QC debt securities.*

2.1	Agreement and Plan of Merger, dated as of October 26, 2008, by and among Embarq, CenturyLink, and Cajun Acquisition Company (incorporated by reference to Exhibit 99.1 of CenturyLink’s Current Report on Form 8-K filed October 30, 2008).

2.2	Agreement and Plan of Merger, dated as of April 21, 2010, by and among Qwest, CenturyLink, and SB44 Acquisition Company (incorporated by reference to Exhibit 2.1 of CenturyLink’s Current Report on Form 8-K filed April 27, 2010).

2.3	Agreement and Plan of Merger, dated as of April 26, 2011, by and among Savvis, CenturyLink, and Mimi Acquisition Company (incorporated by reference to Exhibit 2.1 of CenturyLink’s Current Report on Form 8-K filed April 27, 2011).

3.1	Articles of Incorporation of CenturyLink, as amended and restated through May 20, 2010 (incorporated by reference to Exhibit 3.1 of CenturyLink’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010).

3.2	Bylaws of CenturyLink, as amended and restated through November 4, 2010 (incorporated by reference to Exhibit 3.2 of CenturyLink’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010).

4.1	Indenture dated as of March 31, 1994 between CenturyLink and Regions Bank (successor-in-interest to First American Bank & Trust of Louisiana and Regions Bank of Louisiana), as Trustee (incorporated by reference to Exhibit 4.1 of CenturyLink’s registration statement on Form S-3 filed March 31, 1994, File No. 33-52915).

4.2	Form of CenturyLink’s subordinated debt securities indenture (incorporated by reference to Exhibit 4.1 of CenturyLink’s Pre-Effective Amendment No. 1 to Form S-3 filed April 29, 2002, File No. 333-84276).

4.3	Indenture dated as of October 15, 1999 between QC (formerly known as U.S. WEST Communications, Inc.) and Bank of New York Trust Company, National Association (successor-in-interest to Bank One Trust Company, N.A. and J.P. Morgan Trust Company, National Association), as Trustee (incorporated by reference to Exhibit 4(b) of Qwest’s Annual Report on Form 10-K405 for the year ended December 31, 1999), as amended and supplemented by the First Supplemental Indenture dated as of August 19, 2004 (incorporated by reference to Exhibit 4.22 of Qwest’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

4.4	Form of CenturyLink debt security.*

4.5	Form of QC debt security.*

4.6	Form of CenturyLink preferred stock.*

4.7	Form of Articles of Amendment to CenturyLink’s Amended and Restated Articles of Incorporation to be used in connection with issuances of preferred stock. *

4.8	Form of deposit agreement with respect to CenturyLink depositary shares. *

4.9	Form of CenturyLink depositary receipt (included in Exhibit 4.8).

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4.10	Form of CenturyLink common stock. **

4.11	Form of CenturyLink warrant agreement. *

4.12	Form of CenturyLink warrant. *

4.13	Form of CenturyLink unit agreement. *

4.14	Form of CenturyLink unit certificate. *

5.1	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. with respect to securities that may be offered by CenturyLink. **

5.2	Opinion of associate general counsel of QC with respect to securities that may be offered by QC. **

12.1	Statement regarding computation of ratio of historical earnings to fixed charges of CenturyLink (incorporated by reference to Exhibit 12 of CenturyLink’s Annual Report on Form 10-K for the year ended December 31, 2011).

12.2	Statement regarding computation of ratio of pro forma earnings to fixed charges of CenturyLink. **

12.3	Statement regarding computation of ratio of historical earnings to fixed charges of QC (incorporated by reference to Exhibit 12 of QC’s Annual Report on Form 10-K for the year ended December 31, 2011).

23.1	Consent of KPMG LLP with respect to the financial statements of CenturyLink. **

23.2	Consent of KPMG LLP with respect to the financial statements of QC. **

23.3	Consent of KPMG LLP with respect to the financial statements of Qwest Communications International Inc. **

23.4	Consent of Jones Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. (included in Exhibit 5.1).

23.5	Consent of associate general counsel of QC (included in Exhibit 5.2).

24.1	Power of Attorney with respect to outside directors of CenturyLink. **

25.1	Statement of Eligibility of Trustee on Form T-1 under CenturyLink’s senior debt securities indenture. **

25.2	Statement of Eligibility of Trustee on Form T-1 under CenturyLink’s subordinated debt securities indenture. ***

25.3	Statement of Eligibility of Trustee on Form T-1 under QC’s debt securities indenture. **

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.
**	Filed herewith.
***	To be filed in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

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